Exhibit 99.1

NEWS RELEASE

BearingPoint, Inc. Announces Exercise of Option to Purchase Additional

Convertible Subordinated Debentures

McLean, VA, January 5, 2005—BearingPoint, Inc. (NYSE: BE) announced today that it has completed the private placement of an additional $50 million of its Convertible Subordinated Debentures. The debentures were issued upon the exercise of the option to purchase an additional $25 million aggregate principal amount of the Company’s 2.50% Series A Convertible Subordinated Debentures due December 15, 2024 and an additional $25 million aggregate principal amount of the Company’s 2.75% Series B Convertible Subordinated Debentures due December 15, 2024. The option was granted to the initial purchasers in the Company’s previously announced private placement of $400 million aggregate principal amount of the Company’s Convertible Subordinated Debentures. The Convertible Subordinated Debentures were sold to qualified institutional buyers in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended.

The Company intends to use the net proceeds from the sale of the additional debentures for general corporate purposes.

The debentures and the shares of common stock issuable upon conversion of the debentures have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the debentures or any other securities.

About BearingPoint, Inc.

BearingPoint, Inc. (NYSE:BE) is one of the world’s largest business consulting, systems integration and managed services firms serving Global 2000 companies, medium-sized businesses, government agencies and other organizations. We provide business and technology strategy, systems design, architecture, applications implementation, network infrastructure, systems integration and managed services. Our service offerings are designed to help our clients generate revenue, reduce costs and access the information necessary to operate their business on a timely basis. Based in McLean, Va., BearingPoint has been named by Fortune as one of America’s Most Admired Companies in the computer and data services sector. For more information, visit the Company’s website at www.BearingPoint.com.

###

This press release may contain forward-looking statements relating to our operations that are based on our current expectations, estimates and projections. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and

Business and Systems Aligned. Business Empowered.™

NEWS RELEASE

assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results may differ from the forward-looking statements for many reasons, including: the business decisions of our clients regarding the use of our services; the timing of projects and their termination; the availability of talented professionals to provide our services; the pace of technological change; the strength of our joint marketing relationships and the actions of our competitors. In addition, these statements could be affected by domestic and international economic and political conditions. For a more detailed discussion of these factors, see Exhibit 99.1 in our Form 10-Q for the period ended September 30, 2004.

For Media:	For Investors:
John Schneidawind	Deborah Mandeville
BearingPoint, Inc	BearingPoint, Inc.
john.schneidawind@bearingpoint.com	debbie.mandeville@bearingpoint.com
(703) 747-5853	(508) 549-5207

|  2